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                                                                   Exhibit 10.26

                                       CSX
                             OMNIBUS INCENTIVE PLAN

               As Amended and Restated Effective February 14, 2001

1. Purpose. The purpose of this CSX Omnibus Incentive Plan (the "Plan") is to further the long term stability and financial success of CSX, its Subsidiaries, Foreign Affiliates and Affiliates by rewarding selected meritorious employees. The Board of Directors believes that such awards will provide incentives for employees to remain with CSX, will encourage continued work of superior quality and will further the identification of those employees' interests with those of CSX's shareholders.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

     (a) "Affiliate" means a corporation, partnership or other entity other than a Subsidiary or Foreign Affiliate in which CSX or a Subsidiary owns, directly or indirectly, a substantial interest. The employees of an Affiliate shall be eligible to participate in the Plan only if the Board or the Committee approves the participation of the Affiliate in the Plan.

     (b) "Applicable Withholding Taxes" means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that an Employer is required to withhold in connection with any Incentive Award.

     (c) "Beneficiary" means the person or entity designated by the Participant, in a form approved by CSX, to exercise the Participant's rights with respect to an Incentive Award after the Participant's death.

     (d) "Benefits Trust Committee" means the committee established pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust.

     (e)  "Board" means the Board of Directors of CSX Corporation.

     (f) "Cause" means: (i) an act or acts of personal dishonesty of a Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its Subsidiaries, Foreign Affiliates or Affiliates; (ii) a violation of the management responsibilities by the Participant which is demonstrably willful and deliberate on the Participant's part and which is not remedied in a reasonable period of time after receipt of written notice from the Employer; or, (iii) the conviction of the Participant of a felony involving moral turpitude.

     (g) "Change in Control" means the occurrence of any of the following events:

          (i) Stock Acquisition. The acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or

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               more of either (A) the then outstanding shares of common stock of
               CSX (the "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of CSX entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from CSX; (B) any acquisition by CSX; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CSX or any corporation controlled by CSX; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(c); or

         (ii) Board Composition. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by CSX's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) Business Combination. Approval by the shareholders of CSX of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of CSX or its principal Subsidiary that is not subject, as a matter of law or contract, to approval by the Surface Transportation Board or any successor agency or regulatory body having jurisdiction over such transactions (the "STB") (a "Business Combination"), in each case, unless, following such Business Combination:

               (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CSX or its principal Subsidiary or all or substantially all of the assets of CSX or its principal Subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

               (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of CSX or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then

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                    outstanding shares of common stock of the corporation
                    resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

               (C) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

          (iv) Regulated Business Combination. Approval by the shareholders of
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               CSX of a Business Combination that is subject, as a matter of law or contract, to approval by the STB (a "Regulated Business Combination") unless such Business Combination complies with clauses (A), (B) and (C) of subsection (iii) of this Section
               2(g); or

          (v)  Liquidation or Dissolution. Approval by the shareholders of CSX
               --------------------------
               of a complete liquidation or dissolution of CSX or its principal Subsidiary.

     (h)  "Code" means the Internal Revenue Code of 1986, as amended.

     (i) "Committee" means the Compensation Committee of the Board or its successor, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code
          Section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Compensation Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

     (j) "Company Stock" means common stock, $1. 00 par value, of CSX. In the event of a change in the capital structure of CSX affecting the common stock (as provided in Section 18), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

     (k) "Covered Employee" means a Participant who the Committee determines is or may become a covered employee within the meaning of Code Section 162(m) during the performance period for a Performance Grant.

     (l)  "CSX" means CSX Corporation.

     (m) "Date of Grant" means the date on which the Committee grants an Incentive Award.

     (n) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, a Disability shall occur when the Participant is eligible for benefits under the CSX Salary Continuance and Long-Term Disability Plan or another long-term disability plan of CSX applicable to the Participant.

     (o) "Divisive Transaction" means a transaction in which the Participant's Employer ceases to be a Subsidiary, Foreign Affiliate or Affiliate or a sale of substantially all of the assets of a Subsidiary, Foreign Affiliate or Affiliate.

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     (p)  "Employer" means CSX and each Subsidiary, Foreign Affiliate or
          Affiliate that employs one or more Participants.

     (q) "Fair Market Value" means the mean between the highest and lowest registered sales prices of a share of Company Stock on the New York Stock Exchange, as reported in the Wall Street Journal (or other authoritative source approved by the Committee) on the day of reference.

     (r) "Foreign Affiliate" means an entity that is not organized under the laws of the United States, or any state thereof or any political subdivision of any state, and in which CSX has, directly or indirectly, a substantial interest.

     (s) "Good Reason," as to any Participant, means (i) the Participant's compensation or employment related benefits are reduced (other than across-the-board reductions that affect management employees generally); (ii) the Participant's status, title(s), office(s), working conditions, or management responsibilities are diminished (other than changes in reporting or management responsibilities required by applicable federal or state law); or (iii) the location of Participant's place of employment is changed by more than 30 miles without the Participant's consent.

     (t) "Incentive Award" means, collectively, a Performance Grant or the award of Restricted Stock, an Option, a Restricted Stock Unit, a Stock Appreciation Right, or a Dividend Right under the Plan.

     (u) "Incentive Stock Option" means an Option that qualifies for favorable federal income tax treatment under Code Section 422.

     (v) "Mature Shares" means shares of Company Stock for which the holder has good title, free and clear of all liens and encumbrances and which the holder either (i) has held for at least six months or (ii) has purchased on the open market.

     (w) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

     (x) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

     (y) "Participant" means any employee of CSX, a Subsidiary, a Foreign Affiliate or an Affiliate who receives an Incentive Award under the Plan.

     (z) "Performance Criteria" means any of the following areas of performance of CSX, any Subsidiary, any Foreign Affiliate, or any Affiliate:

          return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of

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          Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume.

          Any Performance Criteria may be used to measure the performance of CSX as a whole or any Subsidiary, Foreign Affiliate, Affiliate or business unit of CSX. As determined by the Committee, Performance Criteria shall be derived from the financial statements of CSX, its Subsidiaries or affiliated entities prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Performance Grant that is consistently applied.

     (aa) "Performance Goal" means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant that relates to one or more Performance Criteria.

     (bb) "Performance Grant" means an Incentive Award payable in Company Stock, cash, or a combination of Company Stock and cash that is made pursuant to Section 8.

     (cc) "Restricted Stock" means Company Stock awarded under Section 6.

     (dd) "Restricted Stock Unit" means a right granted to a Participant to receive Company Stock or cash awarded under Section 7.

     (ee) "Retirement" means a Participant's termination of employment after age 55 with eligibility to begin immediately receiving retirement benefits under an Employer's defined benefit pension plan.

     (ff) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

     (gg) "Senior Executive Incentive Award" means an award made to a Participant under the terms of the Senior Executive Incentive Plan.

     (hh) "Senior Executive Incentive Plan" means the CSX Senior Executive Incentive Plan.

     (ii) "Stock Appreciation Right" means a right to receive amounts awarded under Section 10.

     (jj) "Subsidiary" means any corporation in which CSX owns stock possessing more than 50 percent of the combined voting power of all classes of stock or which is in a chain of corporations with CSX in which stock possessing more than 50 percent of the combined voting power of all classes of stock is owned by one or more other corporations in the chain.

     (kk) "Vesting Event" means the occurrence of any of the events listed in
          Section 2(g), with the following modification: The words, "Approval by the shareholders of CSX of," in the first line of Sections 2(g)(iii) and 2(g)(iv) are replaced for purposes of this Section 2(kk) with the words, "Consummation of, i.e., actual change in ownership of
                                   ----
          Outstanding Corporation Common Stock, Outstanding Corporation Voting Stock, and/or assets of CSX or its principal Subsidiary by reason of ,".

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3.   Stock.

     (a) Subject to Section 18 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 6 million (6,000,000) shares of Company Stock, which shall be authorized, but unissued shares, plus any shares of Company Stock that are represented by awards granted under any prior plan of the Company, which are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares back to CSX. Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate unexercised, or are settled in cash may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, the number shall include the number of shares surrendered by a Participant actually or by attestation or retained by CSX in payment of Applicable Withholding Taxes and any Mature Shares surrendered by a Participant upon exercise of an Option or in payment of Applicable Withholding Taxes. Shares issued under the Plan through the settlement, assumption of substitution of outstanding awards or obligations to grant future awards as a condition of an Employer acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan. Shares issued under the Senior Executive Incentive Plan shall reduce the maximum number of shares available for delivery under the Plan.

     (b) No more than 1,200,000 shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any 36-month period. The maximum number of shares that may be issued as Restricted Stock, Restricted Stock Units, Dividend Equivalents and under Performance Grants, Stock Awards or Senior Executive Incentive Plan Grants shall be 1,200,000 shares, provided that any shares of Restricted Stock, Restricted Stock Units, Dividend Equivalents, Performance Grants or Stock Awards that are forfeited shall not count against this limit. The maximum cash payment that can be made for all Incentive Awards granted to any one individual shall be $3,000,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a Participant shall be subject to the previous limit on the maximum cash payment in the year in which the deferral is made and not in any later year in which payment is made.

4.   Eligibility.

     (a) All present and future employees of CSX, a Subsidiary, or a Foreign Affiliate at the time of grant shall be eligible to receive Incentive Awards under the Plan. If an Affiliate is approved to participate in the Plan, all present and future employees of an Affiliate at the time of grant shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 19, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

     (b) The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

5.   Stock Options.

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     (a)  The Committee may make grants of Options to Participants. The
          Committee shall determine the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonqualified Stock Options, and any other terms and conditions to which the Options are subject.

     (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100 percent of the Fair Market Value of the Company Stock on the Date of Grant. Except as provided in Section 18, the exercise price of an Option may not be decreased after the Date of Grant. Except as provided in Section 18, a Participant may not surrender an Option in consideration for the grant of a new Option with a lower exercise price. If a Participant's Option is cancelled before its termination date, the Participant may not receive another Option within 6 months of the cancellation unless the exercise price of such Option is no less than the exercise price of the cancelled Option.

     (c) An Option shall not be exercisable more than 10 years after the Date of Grant. The aggregate Fair Market Value, determined at the Date of Grant, of shares for which Incentive Stock Options become exercisable by a Participant during any calendar year shall not exceed $100,000.

6.   Restricted Stock Awards.

     (a) The Committee may make grants of Restricted Stock to Participants. The Committee shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before which all restrictions shall lapse and the Participant shall have full ownership of the Company Stock (the "Restriction Period"). The Committee in its discretion may award Restricted Stock without cash consideration.

     (b) Except as provided below in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. Except as provided below in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock that is subject to performance standards shall be one year from the Date of Grant.

     (c) Restriction Periods of shorter duration than provided in Section 6(b) and Section 7(b) may be approved for awards of Restricted Stock or Restricted Stock Units combined with respect to up to 600,000 shares of Company Stock under the Plan.

     (d) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. Certificates representing Restricted Stock shall be held by CSX until the restrictions lapse and the Participant shall provide CSX with appropriate stock powers endorsed in blank.

7.   Restricted Stock Units.

     (a) The Committee may make grants of Restricted Stock Units to Participants. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions to which the Restricted Stock Units are subject. Upon lapse of the restrictions, a Restricted Stock Unit shall entitle the Participant to receive from CSX a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date that the restrictions lapse.

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     (b)  Except as provided in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock Units that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. Except as provided in Section 6(c), the minimum Restriction Period applicable to any award of Restricted Stock Units that is subject to performance standards shall be one year from the Date of Grant.

8.   Performance Grants.

     (a) The Committee may make Performance Grants to any Participant. Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions of the Performance Grant. As to each Covered Employee, each Performance Grant shall be granted and administered to comply with the requirements of Code Section 162(m).

     (b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may increase, but not decrease, any Performance Goal during a performance period for a Covered Employee. The Performance Goals for any Performance Grant for a Covered Employee shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25 percent of such period.

     (c) The Committee shall establish for each Performance Grant the amount of Company Stock or cash payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. The Committee shall make all determinations regarding the achievement of any Performance Goals. The Committee may not increase the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments except as provided in a Performance Grant.

     (d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal. The Committee shall make all calculations of actual payments and shall certify in writing the extent, if any, to which the Performance Goals have been met.

9. Stock Awards. The Committee may make Stock Awards to any Participant. The Committee shall establish the number of shares of Common Stock to be awarded and the terms and conditions applicable to each Stock Award. The Committee will make all determinations regarding the achievement of any performance restrictions on a Stock Award. The Common Stock under a Stock Award shall be issued by CSX upon the satisfaction of the terms and conditions of a Stock Award. No more than 1,200,000 shares of Company Stock (reduced by shares issued under Restricted Stock or Restricted Stock Units subject to Section 6(c)) may be granted under Stock Awards without performance restrictions.

10. Stock Appreciation Rights. The Committee may make grants of Stock Appreciation Rights to Participants. The Committee shall establish as to each award of Stock Appreciation Rights the terms and conditions to which the Stock Appreciation Rights are subject. The following provisions apply to all Stock Appreciation Rights:

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     (a)  A Stock Appreciation Right shall entitle the Participant, upon exercise of the Stock Appreciation Right, to receive in exchange an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) an amount not less than 100 percent of the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

     (b) A Stock Appreciation Right may not be exercisable more than 10 years after the Date of Grant. A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Stock Appreciation Right may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised.

11. Dividend Equivalents. The Committee may make grants of Dividend Equivalents to any Participant. The Committee shall establish the terms and conditions to which the Dividend Equivalents are subject. Dividend Equivalents may be granted in connection with any other Incentive Award or separately. Under a Dividend Equivalent, a Participant shall be entitled to receive currently or in the future payments equivalent to the amount of dividends paid by CSX to holders of Company Stock with respect to the number of Dividend Equivalents held by the Participant. The Dividend Equivalent may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Dividend Equivalent is payable.

12. Method of Exercise of Options. Options may be exercised by the Participant (or his guardian or personal representative) giving notice to the Corporate Secretary of CSX or his delegate pursuant to procedures established by CSX of the exercise stating the number of shares the Participant has elected to purchase under the Option. The exercise price may be paid in cash; or if the terms of an Option permit, (i) delivery or attestation of Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to CSX the amount necessary to pay the exercise price from the sale or proceeds of a loan from the broker with respect to the sale of Company Stock or a broker loan secured by Company Stock, or (iii) a combination of (i) and (ii).

13. Tax Withholding. Whenever payment under an Incentive Award is made in cash, the Employer will withhold an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving an Incentive Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. To satisfy Applicable Withholding Taxes and under procedures established by the Committee or its delegate, a Participant may elect to (i) make a cash payment or authorize additional withholding from cash compensation, (ii) deliver Mature Shares (valued at their Fair Market Value) or (iii) have CSX retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

14. Transferability of Incentive Awards. Incentive Awards other than Incentive Stock Options shall not be transferable by a Participant and exercisable by a person other than the Participant, except as expressly provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be

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     transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

15. Deferral Elections. The Committee may permit Participants to elect to defer the issuance of Company Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures, or programs as it may establish.

16. Effective Date of the Plan. The effective date of the Plan is April 27, 2000. The Plan shall be submitted to the shareholders of CSX for approval. Until (i) the Plan has been approved by CSX's shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Restricted Stock shall be awarded that is not contingent on these events and no Option granted shall be exercisable.

17. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on April 26, 2010. No Incentive Awards shall be made under the Plan after its termination. Prior to a Change in Control, the Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 18), or reduces the minimum exercise price for Options unless such change is authorized by the shareholders of CSX. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her. After a Change in Control, all amendments to the Plan are subject to the approval of the Benefits Trust Committee.

18.  Change in Capital Structure.

     (a) In the event of a stock dividend, stock split or combination of shares, share exchange, recapitalization or merger in which CSX is the surviving corporation or other change in CSX capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of CSX), the number and kind of shares of stock or securities of CSX to be subject to the Plan and to Incentive Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a), 3(b), 6(b) or 9, the exercise price, the terms of Incentive Awards and other relevant provisions shall be adjusted by the Committee in its discretion, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     (b) If CSX is a party to a consolidation or a merger in which CSX is not the surviving corporation, a transaction that results in the acquisition of substantially all of CSX's outstanding stock by a single person or entity, or a sale or transfer of substantially all of CSX's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

     (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

19.  Administration of the Plan.

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

     (a) Prior to a Change in Control, the Committee shall administer the Plan. The Committee shall have general authority to impose any term, limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award. The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant.

     (b) Except as provided in Section 5(b), the Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

     (c) The Committee shall have the power and complete discretion (i) to delegate to any individual, or to any group of individuals employed by the Company or any Subsidiary, the authority to grant Stock Awards under the Plan and (ii) to determine the terms and limitations of any delegation of authority; provided that no individual Stock Award granted under a delegation by the Committee may exceed a Fair Market Value of $500,000 on the Date of Grant.

     (d) Following a Change in Control, the Benefits Trust Committee, at its discretion, may assume any or all of the duties and responsibilities of the Committee as to the Plan. All actions by the Benefits Trust Committee shall be consistent with the provisions of the CSX Corporation and Affiliated Companies Benefits Assurance Trust.

     (e) If the Participant's Employer is involved in a Divisive Transaction, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

     (f) If a Participant or former Participant (1) becomes associated with, recruits or solicits customers or other employees of an Employer, is employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee) any business that is in competition with CSX, its Subsidiaries, Foreign Affiliates or Affiliates, (2) has his employment terminated by his Employer on account of actions by the Participant which are detrimental to the interests of CSX, its Subsidiaries, Foreign Affiliates or Affiliates, or (3) engages in, or has engaged in, conduct which the Committee determines to be detrimental to the interests of CSX, the Committee may, in its sole discretion, cancel all outstanding Incentive Awards, including immediately terminating any options held by the Participant, regardless of whether then exercisable.

     (g) In the event of the death of a Participant, any outstanding Incentive Awards that are otherwise exercisable may be exercised by the Participant's Beneficiary or, if no Beneficiary is designated, by the personal representative of the Participant's estate or by the person to whom rights under the Incentive Award shall pass by will or the laws of descent and distribution.

20.  Change in Control.

     (a) Notwithstanding any provision of the Plan or any Incentive Award to the contrary:

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

          (i) Upon the occurrence of the date of a Change in Control, (i) all Options and Stock Appreciation Rights granted before February 13, 2001 shall become fully exercisable, (ii) all terms and conditions on Restricted Stock and Restricted Stock Units granted before February 13, 2001 shall be deemed satisfied, and (iii) all Performance Grants, Stock Awards and Dividend Equivalents granted before February 13, 2001 shall be deemed to be fully earned and to be immediately payable in cash;

          (ii)upon the occurrence of the date of a Vesting Event, (i) all Options and Stock Appreciation Rights granted on or after February 13, 2001 shall become fully exercisable, (ii) all terms and conditions on Restricted Stock and Restricted Stock Units granted on or after February 13, 2001 shall be deemed satisfied, and (iii) all Performance Grants, Stock Awards and Dividend Equivalents granted on or after February 13, 2001 shall be deemed to be fully earned and to be immediately payable in cash;

          (iii) all Options and Stock Appreciation Rights held by a Participant
          (A) who resigns within three months after an event constituting Good Reason or (B) whose employment is terminated without Cause by the Company or an Affiliate, in either case upon or after an event described in Section 2(g)(iii) or 2(g)(iv) and prior to the earlier of
          (x) the consummation of such event, i.e., actual change in ownership of Outstanding Corporation Common Stock, Outstanding Corporation Voting Stock, and/or assets of CSX or its principal Subsidiary and (y) the determination by the Board of Directors that such event has been unwound or reversed or is no longer expected to be consummated, which Options and Stock Appreciation Rights were not fully exercisable at the time of such termination of employment, shall become fully exercisable upon the consummation of the event described in Section 2(g)(iii) or 2(g)(iv), as applicable. Such Options and Stock Appreciation Rights shall be exercisable following the consummation of such event for the period specified in the Incentive Award for exercise following termination of employment other than due to death or Disability or until the expiration of the original option term, if sooner; provided, that prior to consummation of such event or a Board of Directors determination, as referenced above, such Options and Stock Appreciation Rights shall remain outstanding and be exercisable only at the time and to the extent set forth in the Incentive Award;

          (iv)any terms and conditions of all Restricted Stock and Restricted Stock Units held by a Participant (A) who resigns within three months of an event constituting Good Reason or (B) whose employment is terminated without Cause by the Company or an Affiliate, in either case upon or after an event described in Section 2(g)(iii) or 2(g)(iv) and prior to the earlier of (x) the consummation of such event, i.e.,
                                                                          ----
          actual change in ownership of Outstanding Corporation Common Stock, Outstanding Corporation Voting Stock, and/or assets of CSX or its principal Subsidiary and (y) the determination by the Board of Directors that such event has been unwound or reversed or is no longer expected to be consummated, which terms and conditions had not been satisfied at the time of such termination of employment, shall be deemed satisfied upon the consummation of the event described in
          Section 2(g)(iii) or 2(g)(iv), as applicable; provided, that prior to the consummation of such event or a Board of Directors determination, as referenced above, such Restricted Stock and Restricted Stock Units shall remain outstanding and be subject to the terms and conditions set forth in the Incentive Award; and

          (v) all Performance Grants, Stock Awards and Dividend Equivalents held by a Participant (A) who resigns within three months of an event constituting Good Reason or (B) whose employment is terminated without Cause by the Company or an Affiliate, in either case upon or after an event described in Section 2(g)(iii) or 2(g)(iv) and prior to the earlier of (x) the consummation of such event, i.e., actual change in
                                                         ----
          ownership of Outstanding Corporation Common Stock, Outstanding Corporation Voting Stock, and/or assets of CSX or its principal Subsidiary and (y) the determination by the Board of Directors that such event has been unwound, reversed, or is no longer expected to be consummated, which had not been fully earned at the time of such termination of employment, shall be deemed to be fully earned and immediately payable in cash upon the consummation of the event described in Section 2(g)(iii) or 2(g)(iv), as applicable; provided, that prior to the consummation of such event or a Board of Directors' determination, as referenced above, such Performance Grants, Stock Awards and Dividend Equivalents shall remain outstanding and be subject to the terms and conditions set forth in the Incentive Award.

     (b) Upon a Change in Control, CSX or the Employer of the Participant shall, as soon as possible, but in no event more than seven days following a Change in Control, make an irrevocable contribution to the Benefits Trust in an amount that is sufficient to pay each Participant or Beneficiary of this Plan the unfunded portion of the benefits (i) to which Participants of this Plan or their Beneficiaries are entitled and for which the Company is liable pursuant to the terms of this Plan as of the date on which the Change in Control occurred and (ii) if the Change in Control is not also a Vesting Event, to which Participant or their Beneficiaries would be entitled and for which the Company would be liable if the Change of Control had been a Vesting Event. The amount of the Company's irrevocable contribution shall be based on the accounting for the most recent calendar year or more recent period for the Plan, as approved by an independent actuary or accountant engaged by the Company prior to the Change in Control and approved by the Benefits Trust Committee, if selected or changed following a Change in Control (the "Actuary"), and shall include an amount deemed necessary to pay estimated administrative expenses for the following five years. The Benefits Trust Committee shall cause such accounting to be updated, using participant data supplied to the Actuary by the Company, through a date no earlier than the date of the initial contribution and notify the Company of the amount of additional contributions required as soon as possible. The Benefits Trust is the CSX Corporation and Affiliated Companies Executives' Stock Trust or other similar trusts sponsored by CSX or another Employer.

21. Interpretation. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws rules.

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